As filed with the Securities and Exchange Commission on February 7, 2006 Registration No. 333-130462

                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                             AMENDMENT NO. 1 TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                   AGENT ASSIST, INC.
               (NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

             NEVADA                       6500                    20-3203561
    (STATE OR JURISDICTION OF       PRIMARY SIC CODE             (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)					IDENTIFICATION NO.)

    6500 Columbia Falls Court				James L. Fitzpatrick, President
     Las Vegas, Nevada 89149				  6500 Columbia Falls Court
         (702) 523-3105					   Las Vegas, Nevada 89149
                                                                (702)523-3105

  (Address, including zip code, and		   (Name, address, including zip code,
telephone number, including area code of	  and telephone number, including area
Registrant's principal executive offices)		code, of agent for service

					copy to:
                                     Jehu Hand, Esq.
                         Hand & Hand, a professional corporation
                                24351 Pasto Road Suite B
                                Dana Point, Nevada 92629
                                     (949) 489-2400
                                facsimile (949) 489 0034

      APPROXIMATE  DATE  OF  COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO
THE  PUBLIC:   AS  SOON  AS  PRACTICABLE  AFTER  THE  EFFECTIVE  DATE  OF  THIS
REGISTRATION STATEMENT.

      If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

                        CALCULATION OF REGISTRATION FEE

Title of Each Class of     Amount to     Proposed Maximum   Proposed Maximum       Amount of
 Securities to be        Be Registered    Offering Price       Aggregate	Registration Fee
    Registered 				   Per Share(1)      Offering Price


Common Stock offered by
 Selling Shareholders......2,501,000.........$ .10............$  250,100.........$  26.76

Total......................2,501,000..........................$  250,100.........$  26.76(2)


     (1)Estimated solely for purposes of calculating the registration fee. The proposed maximum offering price per share is based upon the expected public offering price of $.01 per share pursuant to Rule 457(a). The common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade.
     (2)Filing fee of $26.76 paid with initial filing.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

                                  PROSPECTUS

                                  AGENT ASSIST, INC.
                           2,501,000 SHARES OF COMMON STOCK

    The 2,501,000 shares of common stock of Agent Assist, Inc., a Nevada corporation ("Agent Assist") are offered by the selling stockholders. The expenses of the offering, estimated at $8,000, will be paid by Agent Assist. Agent Assist will not receive any proceeds from the sale of shares by the selling stockholders. There is currently no trading market for the common stock. Certain of the selling stockholders which were promoters or affiliates of Agent Assist are deemed underwriters.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PURCHASE OF THESE SECURITIES INVOLVES RISKS.  SEE "RISK FACTORS" ON PAGE 3.

Initial Offering Price(1)	Sales Commissions Total to Selling Stockholders

Per share    $.10			(2)		$.10

Total        $250,100			(2)		$250,100

      (1) The shares will be offered at the Initial Offering Price until such time, if any, that the common stock is trading or listed on the OTC Bulletin Board or other specified market, at which time the common stock will be offered at market prices. The Initial Offering Price of $.10 was determined by negotiations between Agent Assist, Inc. and the selling stockholders.
      (2) Agent Assist will not receive any proceeds from this offering. No person has agreed to underwrite or take down any of the securities. For sales on any trading market, sales commissions will be limited to those paid in similar market transactions. For private sale transactions, no sales commission can be paid. There is no minimum amount of securities which may be sold.

      Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   The date of this prospectus is January __, 2006.





                              PROSPECTUS SUMMARY

    The following is intended to be a summary of the most important aspects of our business.

AGENT ASSIST

    Our address is 6500 Columbia Falls Court Las Vegas, Nevada 89149 and our telephone number is (702) 523-3105.

THE OFFERING

    The offering is being made by the selling stockholders, who are offering all of the shares owned by them.

      Securities Offered:...........2,501,000 shares of common stock.

      Initial Offering Price........$.10 per share.

      Offering Period:..............Until [12 months from effective date]

      Risk Factors                  The  securities  offered  hereby  involve a
                                    high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

Common Stock Outstanding(1) Before Offering:4,500,000(1) shares

Common Stock Outstanding After Offering:4,500,000(1) shares

(1)    Based on shares outstanding as of November 30, 2005.

RISK FACTORS

       The  securities offered hereby are highly speculative  and  very  risky.
Before you buy consider the following risk factors and the rest of this prospectus.

                                     RISK FACTORS

       The shares are a speculative investment and very risky. You should especially consider the following risk factors.


OUR AUDITORS HAVE RENDERED A GOING CONCERN EMPHASIS OPINION ON OUR FINANCIAL STATEMENTS.

       Our auditors have expressed concern as to the uncertainties in our business which raise substantial doubt about our ability to continue as a going concern. If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely be insignificant.

OUR STOCK DOES NOT CURRENTLY TRADE AND PURCHASERS MAY NOT BE ABLE TO RESELL.

       Agent Assist's common stock is not listed on any quotation medium and may never become traded. Any purchaser of shares in this offering may not be able to resell such shares and may be required to hold such shares for an indefinite period of time.

IF OUR SOFTWARE IS NOT DEVELOPED WE WON'T DERIVE REVENUES FROM OUR REAL ESTATE AGENT ASSIST BUSINESS

       Our principal business will be to develop and market a comprehensive contract and data retrieval system for real estate sales professionals, which will primarily consist of software. Development has not begun, is expected to require three months, and may never be adequately developed. Failure to complete a marketable software package will prevent us from achieving sales of such software.

PENNY STOCK RULES COULD MAKE IT HARD TO RESELL YOUR SHARES.

       Agent Assist's common stock does not meet the listing requirements for any trading market other than the OTC Bulletin Board or the Pink Sheets. We plan to apply for a listing on the OTC Bulletin Board. The OTC Bulletin Board may not accept the application of any market maker to initiate quotations in our common stock. Consequently, the liquidity of Agent Assist's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Agent Assist, and lower prices for Agent Assist's securities than might otherwise be attained.

                                ADDITIONAL INFORMATION

       Agent Assist has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission The registration statement, including all exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates during regular business hours.

       Agent Assist is required to file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington ,D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, Agent Assist intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Agent Assist may determine.

                                    DIVIDEND POLICY

       Agent Assist has not paid any dividends on its common stock. Agent Assist currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

                             MARKET PRICE OF COMMON STOCK
       Our  common  stock  has  never  been  traded.   As  of  the date of this
Prospectus, there were 4 record holders of common stock.

       No registration rights have been granted. At the present time 4,500,000 shares are outstanding, including 2,501,000 shares which are being registered for resale via this prospectus. None of the outstanding shares of common stock are eligible for resale under Rule 144. No options or warrants are outstanding.

                                   PLAN OF OPERATION

       We have never received revenues from operations, and our operations have been limited to organizational matters and developing our software. Agent Assist has engaged a computer programmer to develop the software which will include developing interfaces with commercially available real estate information databases such as withdrawn/expired listings and foreclosures. We estimate that the first version of our software will require approximately $90,000 in development costs and will be ready for testing in January, 2006. The software developer has agreed to defer payment on his contract and convert the contract costs into our restricted common stock at a price to be determined. We have $49,990 in cash as of November 30, 2005 and believe that this amount will be sufficient for general and administrative expenses and marketing. Marketing of our software product will commence in the greater Las Vegas area and is expected to require $10,000. We plan for most marketing and sales will come through real estate brokers to their individual agents through revenue sharing arrangements. We will not determine the additional geographic areas in which to market Agent Assist, nor when we will expand marketing to other geographic areas, until such time as we can demonstrate market acceptance in the Las Vegas metropolitan area. Each geographic area of the United States will require an adaptation of our software to interface with the locally available databases. In order to fund marketing costs for further expansion, we will be required to seek debt or equity financing to the extent revenues from software license fees are insufficient. Our president, James L. Fitzpatrick, may loan funds to us in order to fund marketing and expansion, but he is under no obligation to do so.

       Because of the requirement for us to complete development of software before we have sales, we do not anticipate significant sales of our Agent Assist software until 2006.

       General and administrative expenses, consisting of legal, accounting and office expenses of $10,000 will be funded from cash on hand. Our officer has agreed to defer his salary of $5,000 per month until cash from software licenses is available.

       We do not have any agreements or understandings with respect to sources of capital. We have not identified any potential sources. It's likely that we will not be able to raise the entire amount required initially, in which case our marketing and expansion plans will be delayed until such full amount can be obtained. Even if we are successful in obtaining the required funding, we probably will need to raise additional funds at the end of 12 months.

       Information included in this prospectus includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this prospectus constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

       Since we have not yet generated significant revenues, we are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7. Our activities to date have been limited to seeking capital; seeking supply contracts and development of a business plan. Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a start up business, management's limited experience and limited funds. We do not believe that conventional financing, such as bank loans, is available to us due to these factors. We have no bank line of credit available to us. Management believes that it will be able to raise the required funds for operations from one or more future offerings, in order to effect our business plan.

       Our future operating results are subject to many facilities, including:

       o     our success in developing our software;

       o our ability to attract and retain customers and our other products;

       o the effects of competition from other real estate agent software companies;

       o     our ability to obtain additional financing; and

       o     other risks which we identify in future filings with the SEC.

Any or all of our forward looking statements in this prospectus and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward looking statement can be guaranteed. In addition, we undertake no responsibility to update any forward-looking statement to reflect events or circumstances which occur after the date of this prospectus.

                                       BUSINESS

BACKGROUND


       Agent Assist, Inc. ("Agent Assist") was incorporated in the State of Nevada on July 25, 2005 to develop and market a comprehensive contract and data retrieval system for real estate sales professionals. Our plan is to develop our software and market it initially in the Las Vegas Market. Should our model find commercial acceptance in Las Vegas, we plan to expand to other metropolitan areas in the United States.

       On inception our President contributed $45,000 cash to pay for development costs. The proceeds of this offering will be used for marketing and the administrative overhead and is expected to be sufficient for operations for the first twelve months.

       The real estate industry, including brokers, sales persons, property managers, appraisers and others, employees, thousands of professionals in every metropolitan area of the United States. The National Association of Realtors, a trade association for real estate professionals, counts about 1 million members. According to the Greater Las Vegas Association of Realtors, the greater Las Vegas area has approximately 13,711 members. Not all licensed real estate professional belong to the Las Vegas Association of Realtors, but nearly all full time professionals do.

       Real estate sales personnel bring together buyers and sellers of real estate. Currently there is only available a limited amount of contact management and scheduling software available for the industry. Several vendors offer subscription services which inform salespersons of withdrawn expired listings, pre/foreclosures, for sale by owner properties, but each of these services requires maintenance and updating and the services are not integrated into a contact management and marketing system.

       Agent  Assist is developing a software solution which will integrate all
of the salespersons  tools  into  a  seamless  package.   We  plan  to name our
software suite "Agent Assist".

       Agent Assist will utilize VOIP (voice over internet protocol) to provide salespersons with the same technological tools used by telemarketers. VOIP is a technology for telecommunications over a broadband connection, such as cable or DSL. Most consumers are familiar with the cost benefits of VOIP compared to dial telephone service. For telemarketing, one benefit of a VOIP system is that it provides for an inexpensive call management system. Both incoming and outgoing calls are registered in real time. Agent Assist can log incoming calls and provided there is no caller ID block, automatically add the caller into the contact management database, with the time and date of call. VOIP provides as well as an inexpensive platform in which Agent Assist can integrate the National Do Not Call list (donotcall.gov) to assure compliance.

       Agent Assist intends to enter into contracts with the providers of infobases on pre/foreclosures, expired or withdrawn listings, for sale by owner and similar databases so that all of the contract data is automatically added to a dial queque. The agent user will be able to easily go down the list of properties selected by his parameters and need only indicate the next contact or set of contacts to dial. We believe that the Agent Assist Software will enable the user to contact up to ten times more contacts per hour than with existing technology.

       Another benefit of the caller ID tabulation capabilities of VOIP is that it enables the sales agent to track prefixes of incoming calls, and identify effectiveness of advertising.

       Our software will also offer website hosting and design for a nominal fee. The website will be integrated into the software. We can also offer a module to be inserted into existing websites. Web surfers who request more information will be automatically added to the agent's contact list.

SOFTWARE DEVELOPMENT

       Agent Assist has a software development contract with an independent programmer, Chris Doyle. Mr. Doyle has agreed to develop our software on an hourly basis and estimates that the total cost of the software will be $90,000 and that the test version of the software will be ready in January 2006. The required programming will use off-the shelf VoIP and contact management interfaces which are either public domain or require only nominal, one time license fees.

MARKETING

       We intend to have a test a version of Agent Assist ready by January 2006 and commence marketing in early 2006. Marketing shall be accomplished via direct mail and telephone. We intend to also market through professional associations and to real estate agent networks but we have not entered into any agreements for marketing.

EMPLOYEES

       We have only one employee, our officer, who will devote 20 hours per week until such time as we have significant revenues, at which time he intends to devote full time and to add one person in administration/customer support and one person in marketing.

FACILITIES

       Our President, Mr. Fitzpatrick, is providing 400 square feet of office facilities rent free from his real estate office, located in a separate physical area in his residence. We believe this arrangement will be sufficient until we expand from Las Vegas to other metropolitan areas.

INTELLECTUAL PROPERTY

       We will rely on a combination of trademark law, trade secret protection, copyrights law and confidentiality and/or license agreements with our employees and customers to protect our proprietary rights in our software. Agent Assist will be copyrighted when it is developed. Currently, we are utilizing no trademarks of our own other than "Agent Assist." We intend to trademark Agent Assist in the United States and Canada. We have not filed for trademark protection but we intend to by December 31, 2005. We are currently relying on common law trademark protection and we have no trademark protection except that provided by common law. We have no patent rights, service marks or patent applications.

       Website. We intend to market Agent Assist in part by means of our website, located at http://www.agentassistonline.com. As of the date of this Prospectus our web site is still under construction, but we intend to have it operational when the software is developed. We plan to use the website to assist in customer support and training as well.

COMPETITION

       The software industry is intensely competitive and subject to rapid technological change. Our success will depend significantly on our ability to adapt to a changing competitive environment, to develop more advanced products more rapidly and less expensively than our competitors, and to educate potential customers as to the benefits of our products relative to those of its competitors. Our current competitors in the real estate agent contact and office management business include Top Producer, The redx, Advance Access and Land voice.

       We believe that the principal competitive factors in its markets are price, product features, product performance, ease of use, quality of support and service, and company reputation. We intend to compete vigorously in all of these aspects. We believe that we will be the only completely integrated product with contact management, call capture, outbound automated dialing, virtual office features, FSBO, expired listings, foreclosure notices, updated contact information, SMS notification leads and appointments that exists on the market today. While there are numerous companies that offer these services individually or bundled with one or two others, we are unaware of a single integrated source. All of our current and potential competitors have longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, marketing and other resources than we do. Such competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sales of their products than we do. Also, most current and potential competitors have greater name recognition. Some could possess the ability to leverage significant installed customer bases. These companies may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing their ability to address the needs of our company's prospective customers. Our current or future vendors may in the future establish cooperative relationships with current or potential competitors of our company, thereby limiting our ability to utilize their information databases. Accordingly, new competitors or alliances among current and new competitors could emerge and rapidly gain significant market share. Such competition could materially adversely affect our ability to market Agent Assist.

LEGAL PROCEEDINGS

       Agent Assist is not a party to any pending legal proceeding.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

       The members of the Board of Directors of Agent Assist serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of Agent Assist. All have served in their positions since inception.

Name                      Age           Title

James Fitzpatrick         33            President, Chief Executive and
                                        Financial Officer and Director
Josh Barnhart             32            Director
Marc DiGregorio           32            Director


       Mr. Fitzpatrick  has  been  a  real  estate  salesman  since April 2002, associated  with  Realty  Success  Systems  from  April  to  June 2002,  Realty
Executives from June 2002 to February 2005 and from Keller Williams from February 2005 to the present. He was a public school teacher in the Clark County, Nevada school district from September 1998 to June 2002. Mr. Fitzpatrick received a bachelor's degree in education and a master's degree in administration. He currently devotes about 20 hours a week to Agent Assist.

       Josh Barnhart has been a real estate sales agent with Realty Executives from May 2002 to the present. From 1999 to May 2002 he was employed by The Blue Trucks, a moving company. Mr. Barnhart initially was employed by The Blue Trucks as a laborer but was promoted to sales specializing in commercial relocations department. From 1991 to 1999 he served in the United States Marine Corps, and received an honorable discharge.

Marc DiGregorio has been a real estate sales agent with Keller Williams from March 2005 to the present. From 2002 to March 2005 he was a manager of Rounders, then a relatively unknown Las Vegas club. From 2000 to 2002 he was manager of a Coffee Bean franchise in Las Vegas

EXECUTIVE COMPENSATION

       The following table sets forth the cash and all other compensation of Agent Assist's current and former executive officers and directors during each of the last three fiscal years. The remuneration described in the table includes the cost to Agent Assist of any benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of Agent Assist's business. The executive officers named below did not receive any manner of compensation in the years set forth below.

       Until we obtain revenues from software licensing, our officer is devoting most of his time to other employment and is deferring his compensation of $5,000 per month.


                            SUMMARY COMPENSATION TABLE

          ANNUAL COMPENSATION                        LONG TERM COMPENSATION

    Name and                                     Other Annual        Awards            Payouts     All
Principal Position	Year	Salary	Bonus	Compensation					Other
                                                               RestrictedSecurities     LTIP    Compensation
                                                               StockUnderlying Payouts($)
                                                               Awards ($)Options SARs(#)


James L. Fitzpatrick	2005	$25,000	 0		0		0		0	 0	 0
  President		2004	 0	 0		0		0		0	 0	 0
			2003	 0	 0		0		0		0	 0	 0

                            PRINCIPAL SHAREHOLDERS

       The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (I) each person known by Agent Assist to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of Agent Assist's directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered. Unless otherwise noted below, Agent Assist believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

                                                      PERCENTAGE        PERCENTAGE
   NAME AND ADDRESS               COMMON STOCK      BEFORE OFFERING   AFTER OFFERING

James L. Fitzpatrick(1)             1,999,000            44.4%             44.4%
(President, CFO and Director)
Marc DiGregorio(1)                    1,000                *                --
(Director)
Josh Barnhard(1)                      1,000                *                --
(Director)

Todd  Hoskins                       1,999,000            44.4%               -
2152 Sandia Circle
Washington, Utah 84780

Jehu Hand                            500,000             11.1%              --%
24351 Pasto Road, Suite B
Dana Point CA 92629

All officers and directors
  as a group (3 person)             1,999,000            44.4%             44.4%
* Less than 1%

(1)    The address of this person is c/o the Company.
(2)    Includes  500,000  shares  held  by  Ecco   Petroleum   Family   Limited
Partnership which Mr. Hand controls through a family trust for the benefit of his children,

                                 SELLING STOCKHOLDERS

   The shares of common stock of Agent Assist offered by the selling stockholders will be offered at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board, or on the NASDAQ Small Cap Market if the Common Stock is then traded on NASDAQ. It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock. Except as noted, the selling stockholders do not own any Common Stock except as registered hereby for sale and will own no shares after the completion of the offering. The relationship, if any, between Agent Assist and any Selling Stockholder is set forth below.

                                        Shares Beneficially            Percentage
                                               Owned                  Total Shares
   Name and Address                      and Being Offered           After Offering

Jehu Hand                                     500,000                   *
legal counsel
24351 Pasto Road, Suite B
Dana Point, California  92629

Todd Hoskins                                  1,999,000                 *
2152 Sandia Circle
Washington, Utah 84780

Marc DiGregorio                               1,000                     *
Director
6500 Columbia Falls Court
Las Vegas, Nevada  89149

Josh Barnhard                                 1,000                     *
Director
6500 Columbia Falls Court
Las Vegas, Nevada  89149



         TOTAL                                    2,501,000
* None

                                 PLAN OF DISTRIBUTION

       Agent Assist will apply to have its shares of common stock registered on the OTC Bulletin Board immediately after the date of this prospectus. Agent Assist anticipates once the shares are trading on the OTC Bulletin Board the selling stockholders will sell their shares directly into any market created. Selling stockholders will offer their shares at $.01 per share until the common stock is trading on the OTC Bulletin Board at which time the prices the selling stockholders will receive will be determined by the market conditions. Selling stockholders may also sell in private transactions. Agent Assist cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. Agent Assist does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

       Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling stockholder engages a broker dealer to distribute its shares, and the broker dealer is acting as underwriter, Agent Assist will be required to file a post effective amendment containing the name of the underwriter.

       Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling stockholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or interdealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Agent Assist common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Agent Assist common stock.

       A selling stockholder, Jehu Hand, is a principal of SoCal Securities, an NASD broker dealer. SoCal does not make markets in any securities and will not participate in this offering. SoCal Securities has not reviewed the contents of this prospectus.

       Agent Assist will bear all costs of the offering in registering the shares but will bear no selling expense cost. The costs of the offering are estimated at $8,000. Agent Assist will use its best efforts to update the registration statement and maintain its effectiveness for one year.

                                 CERTAIN TRANSACTIONS

       James L. Fitzpatrick, our President, paid $.01 per share, or an aggregate of $45,000 in cash, for 4,500,000 shares of common stock on inception of the corporation on July 25, 2005 on behalf of himself and Messrs. Barnhard, DiGregorio, Hand and Hoskins. Mr. Fitzpatrick and these individuals may be considered to be the founders or promoters of Agent Assist.


                               DESCRIPTION OF SECURITIES
COMMON STOCK

       Agent Assist's Certificate of Incorporation authorizes the issuance of 75,000,000 of shares of common stock, par value $.001, of which 4,500,000 shares were outstanding as of November 30, 2005. Agent Assist intends to sell additional shares of common stock at this time, but has not entered into any negotiation or agreements with any person. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of Agent Assist, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no pre-emptive rights to purchase Agent Assist's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

       Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting. Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

PREFERRED STOCK

       No preferred stock has been authorized.

       Agent Assist intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

TRANSFER AGENT

       Our transfer agent is Registrar & Transfer, 12528 South 1840 East., Draper, UT 84020, and its telephone number is (801) 571-8844.

                         INTEREST OF NAMED EXPERTS AND COUNSEL

       The legality of the Shares offered hereby will be passed upon for Agent Assist by Hand & Hand, a professional corporation, Dana Point, California. The principal of Hand & Hand, Jehu Hand beneficially owns 500,000 shares of common stock.

                                        EXPERTS

       The audited financial statements of Agent Assist Global Solutions, Inc. included in this Prospectus as of September 30, 2005 have been audited by De Joya Griffith & Company, LLC, independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    INDEMNIFICATION

       Agent Assist has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Nevada General Business Act. Under Agent Assist's articles of incorporation, and as permitted under the Nevada General Business Act, directors are not liable to Agent Assist or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Agent Assist or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Nevada law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Agent Assist or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

       At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Agent Assist where indemnification will be required or permitted. Agent Assist is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Agent Assist pursuant to the foregoing provisions, or otherwise, Agent Assist has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

       In the event that a claim for indemnification against such liabilities (other than the payment by Agent Assist of expenses incurred or paid by a director, officer or controlling person of Agent Assist in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Agent Assist will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               TABLE OF CONTENTS


                                                             PAGE NO.

Report of Independent Registered Public Accounting Firm          1

Financial statements

   Balance sheet                                                 2

   Statements of operations                                      3

   Statement of stockholders' equity                             4

   Statements of cash flows                                      5

   Notes to financial statements                                 6

                        DE JOYA GRIFFITH & COMPANY, LLC
                  CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
                        2425 WEST HORIZON RIDGE PARKWAY
                            HENDERSON, NEVADA 89052


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Agent Assist, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Agent Assist, Inc. (A Development Stage Company) as of September 30, 2005 and the related statements of operations, stockholders' equity, and cash flows for the period from July 25, 2005 (Inception) through September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Agent Assist, Inc. (A Development Stage Company) as of September 30, 2005, and the results of its operations and cash flows for the period from July 25, 2005 (Inception) through September 30, 2005 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


De Joya Griffith & Company, LLC
October 13, 2005
Henderson, Nevada

                              AGENT ASSIST, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET




                                                                     Audited
                                                                      as of
                                                               September 30, 2005
							       ------------------
ASSETS

Current assets
       Cash                                                      $      44,990
       Deposits                                                             --
								---------------
             Total current assets                                $      44,990

Inventory                                                        $          --
								---------------

Total assets                                                     $      44,990
								===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
       Accounts payable                                          $          --
								---------------
             Total current liabilities                                      --
								---------------

             Total liabilities                                   $          --
								---------------

Stockholders' equity
       Common stock; $.001 par value; 75,000,000 shares
         authorized, 4,500,000 shares issued and outstanding             4,500
       Additional paid-in capital                                       40,500
       Accumulated deficit                                                (10)
								---------------
             Total stockholders' equity                                 44,990
								---------------

             Total liabilities and stockholders' equity          $      44,990
								===============



                See accompanying Notes to Financial Statements


                              AGENT ASSIST, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS


                                                              From July 25, 2005
                                                              (Date of inception)
                                                                    through
                                                              September 30, 2005
							      -------------------

Revenue                                                         $          --

Operating expenses
       General and administrative                                          10
       Professional fees                                                   --
								--------------

             Total operating expenses                                      10
								--------------

       Loss from operations                                              (10)

Other income (expenses):
       Other expense                                                       --
       Interest expense                                                    --
								--------------
             Total other income (expenses)                                 --
								--------------

       Loss before provision for income taxes                              --
Provision for income taxes                                                 --
								--------------

Net loss                                                        $        (10)
								--------------

Basic and diluted loss per common share                         $      (0.00)
								==============

Basic and diluted weighted average
  common shares outstanding                                         4,500,000
								==============





                See accompanying Notes to Financial Statements


                              AGENT ASSIST, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY



                                    Common Stock           Additional                  Total
				---------------------	    Paid-in	Accumulated  Stockholders'
                                 Shares         Amount      Capital     Deficit        Equity
				---------     ---------   ----------- -----------  -------------
Balance at July 25, 2005
 (Date of inception)                 --      $     --     $    --     $    --     $      --

Common stock issued for cash   4,500,000        4,500      40,500          --        45,000

Net income (loss)                    --            --          --         (10)         (10)
			      -----------  -----------  -----------  -----------  ------------

Balance, September 30, 2005    4,500,000     $  4,500   $  40,500     $   (10)    $  44,990
			      ===========  ===========  ===========  ===========  ============


                See accompanying Notes to Financial Statements



                              AGENT ASSIST, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS


                                                                   Audited
                                                             From July 25, 2005
                                                             (Date of inception)
                                                                   through
                                                             September 30, 2005
							     --------------------
Cash flows from operating activities:
       Net loss                                                  $         (10)
       Adjustments to reconcile net loss to
         Net cash used by operating activities:
             Changes in operating assets and liabilities:
               (Increase)/Decrease in Inventory                              --
               Increase/(Decrease) in Accounts Payable                       --
               Change in deposits                                            --
								---------------
                   Net cash used by operating activities                   (10)

Cash flows from investing activities:
       Purchase of property and equipment                                    --
								---------------
             Net cash used by investing activities                           --

Cash flows from financing activities:
       Proceeds from issuance of common stock                            45,000
								---------------
             Net cash provided by financing activities                   45,000

Net increase in cash                                                     44,990

Cash, beginning of period                                                    --
								---------------

Cash, end of period                                              $       44,990
								===============

Supplementary cash flow information:
       Cash payments for income taxes                            $           --
								===============
       Cash payments for interest                                $           --
								===============







                See accompanying Notes to Financial Statements

                              AGENT ASSIST, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS

1.     DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

       Description of business and history - Agent Assist, Inc., Nevada Corporation, (hereinafter referred to as the "Agent Assist" or "the Company") was incorporated in the State of Nevada on July 25, 2005. Agent Assist is a business that intends on offering several practical solutions to real estate agents across the nation. With the use of VOIP technology and innovative programming, Agent Assist will become the standard that real estate agents better serve their clients while at the same time, maximize their profitability. The company also intends on building a duplicatable model of business in the Las Vegas market first, and then expand in markets nationwide. Expansion may be done by creation of subsidiaries that serve other types of clients as well.

       For a small monthly fee, Agent Assist will provide a contact manager that is auto populated by agent searches of Foreclosures, Expired Listings, For Sale by Owners, Sign Calls, Ad Calls, and Web Site Hits. By spending advertising dollars, Agent Assist intends to assure independent real estate agents, and real estate brokers, that ad money is being spent in the right places.

       Agent Assist services both types of real estate agents. Aggressive agents can purchase products that increase their efficiency while passive agents will be able to purchase the tools in order to maximize the investment of ad dollars by tracking return on the multiple streams of advertising including, but not limited to, newspapers, magazines, billboards, bus stops, shopping carts, golf tees, mailers, door hangers, and business cards. The Company intends to develop a website for the purpose of providing reverse directory, consumer data look-ups as well as virtual offices for sales people, a number analyzer and VOIP services, although no work towards this website has been completed as of September 30, 2005. The Company operations has been limited to general administrative operations and is considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

       Management of Company - The company filed its articles of incorporation with the Nevada Secretary of State on July 25, 2005, indicating James Fitzpatrick as the incorporator.

       The company filed its initial list of officers and directors with the Nevada Secretary of State on August 30, 2005, indicating it's President is James Fitzpatrick and it's Secretary and Treasurer. No directors were indicated on this filing.

                              AGENT ASSIST, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES - continued

       Going concern - The Company incurred net losses of approximately $10 for the period of July 25, 2005 (Date of Inception) through September 30,
       2005 and has not commenced its operations, rather, still in the development stages, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

       The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

       Year end - The Company's year end is December 31.

       Use of estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

       Management feels the Company will have a net operating loss carryover to be used for future years. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

                              AGENT ASSIST, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES - continued

       Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive. For the period from July 25, 2005 (Date of Inception) through September 30, 2005, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

       Comprehensive income (loss) - The Company's bank account is located in Community Bank; Henderson, Nevada, with funds in $44,990 US dollars. There were no foreign currency translation gains and losses for the period July 25, 2005 through September 30, 2005.

       Foreign Currency Translation - The Company's functional currency is in US dollars as substantially all of the Company's operations are in USD.

       Concentration of risk - A significant amount of the Company's assets and resources are dependent on the financial support (inclusive of free rent) of James Fitzpatrick should James Fitzpatrick determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

       Revenue recognition - The Company has no revenues to date from its operations. Once the revenue is generated, the company will recognize revenues as the orders are finalized and shipped, in accordance with the terms of our agreements.

       Advertising costs - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. The Company has recorded no significant advertising costs for the period from July 25, 2005 through September 30, 2005.

       Legal Procedures - The Company is not aware of, nor is it involved in any pending legal proceedings.

                              AGENT ASSIST, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES - continued

       Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

       The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation for the period from July 25, 2005 through September 30, 2005:

                                                                        2005
								   -----------
       Net loss, as reported                                       $      (10)
       Other comprehensive income                                           --
       Add:  Stock-based employee compensation expense
           included in reported loss, net of related tax effects            --
       Deduct:  Total stock-based employee compensation
           expense determined under fair value based methods
           for all awards, net of related tax effects                       --
								   -----------

       Pro forma net loss                                          $      (10)
								   ===========

       Net loss per common share:
           Basic and fully diluted loss per share, as reported     $    (0.00)
								   ===========
           Basic and fully diluted loss per share, pro forma       $    (0.00)
								   ===========

       There were no stock options granted for the period ended September 30, 2005. There are additionally no written or verbal agreements related to the sale of any stock, option or warrants of the Company's common stock.

                              AGENT ASSIST, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES - continued

       In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

       In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company has not yet assessed the impact on adopting this new standard.

       In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements.

       In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29 "effective for nonmonetary asset exchanges occurring in the fiscal year beginning January 1, 2006. SFAS No. 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material effect on the company's Consolidated Financial Statements.
                              AGENT ASSIST, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES - continued

       In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections - a Replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant impact on the financial statements.

2.     PROPERTY AND EQUIPMENT

       As of September 30, 2005, the Company does not own any property and/or equipment.

3.     STOCKHOLDER'S EQUITY

       The Company has 75,000,000 shares authorized and 4,500,000 issued and outstanding as of September 30, 2005. The issued and outstanding shares were issued as follows:

       4,500,000 common shares were issued to James Fitzpatrick on September 30, 2005 for the sum of $45,000 in cash.

4.     LOAN FROM STOCKHOLDER

             As of September 30, 2005, there are no loans to the Company from any stockholders.

5.     RELATED PARTY TRANSACTIONS

       The Company currently uses the home of James Fitzpatrick, an officer and director of the Company, on a rent-free basis for administrative purposes and in the future will use it for storage purposes as well.
        There is no written lease agreement or other material terms or arrangements relating to said arrangement.



                              AGENT ASSIST, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS

5.     RELATED PARTY TRANSACTIONS - continued

       As of September 30, 2005, there are no related party transactions between the Company and any officers, other than those mentioned above and in Note 3 - Stockholder's Equity.

6.     STOCK OPTIONS

       As of September 30, 2005, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

7.     LITIGATION

       As of September 30, 2005, the Company is not aware of any current or pending litigation which may affect the Company's operations.

8.     SUBSEQUENT EVENTS

       There have been no subsequent events after the end of the period, September 30, 2005, which are material to operations.

       No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Agent Assist. This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

            TABLE OF CONTENTS    Page
Prospectus Summary....................2
Risk Factors..........................3
Additional Information................4
Dividend Policy.......................4
Market Price of Common Stock..........4
Plan of Operation.....................5
Business..............................6
Management...........................12
Principal Shareholders...............15
Selling Stockholders.................16
Plan of Distribution.................24
Certain Transactions.................25
Description of Securities............25
Interest of Named Experts and Counsel26
Experts..............................27
Indemnification......................27
Financial Statements................F-1



                              AGENT ASSIST, INC.





            2,501,000 SHARES





               PROSPECTUS




           JANUARY ____, 2006

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               AGENT ASSIST, INC.
                                     PART II


Item 24. Indemnification of Directors and Officers.

         Agent Assist has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Nevada General Corporation Law. Under Agent Assist's articles of incorporation, and as permitted under the Nevada General Corporation Law, directors are not liable to Agent Assist or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Agent Assist or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Nevada law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Agent Assist or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Agent Assist where indemnification will be required or permitted. Agent Assist is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25. Other Expenses of Issuance and Distribution. (all to be paid by Agent Assist)

           Filing fee under the Securities Act of 1933	$      26.76
           Printing and engraving(1)                 	$      300.00
           Legal Fees                                	$      500.00
           Blue Sky Fees                             	$    1,200.00
           Auditing Fees(1)                          	$    5,000.00
           NASD Filing Fees                          	$      500.00
           Miscellaneous(1)                          	$      473.24

           TOTAL                                     	$    8,000.00


(1)    Estimates

Item 26.Recent Sales of Unregistered Securities.

       The Company issued 4,500,000 newly issued shares on incorporation on July 25, 2005 for $44,500 cash (less a $10 wire fee imposed by the Company's bank) to the following persons for cash of $.01 per share:

       1,999,000 James L. Fitzpatrick
       1,999,000 Todd Hoskins
       1,000 Marc DiGregorio
       1,000 Josh Barnhart
       500,000 Jehu Hand

       Mr. Fitzpatrick subscribed for all the 4,500,000 shares, but 2.501,000 shares were subscribed for by him on behalf of the other purchasers. No underwriter was involved. The transaction is exempt under section 4(2) of the Securities Act of 1933 as one not involving any public solicitation or public offering and also Section 4(6) as an offer to accredited investors.

Item 27.Exhibits and Financial Schedules


3.     Certificate of Incorporation and Bylaws

       3.1.  Articles of Incorporation(1)
       3.2   Bylaws(1)

4.     Investments Deferring Rights of Security Holders

5.     Opinion of Hand & Hand as to legality of securities being registered(1)

10.    Software Development Contact

23.    Consents of Experts and Counsel

       23.1  Consent of De Joya Griffith & Company, LLC (2)
       23.2  Consent of Hand & Hand included in Exhibit 5 hereto

       All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.
       (b) Financial Statement Schedules

       All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

       (1)          Filed with original registration statement.
    (2)          Filed herewith

       Item 28.Undertakings.

         (a) The undersigned small business issuer hereby undertakes:

             (1)To  file,  during  any period  in  which  it  offers  or  sells securities, a post-effective amendment to this registration statement to:

         (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii)Reflect  in  the  prospectus  any  facts  or  events which, individually or together represent a fundamental change in the information in the registration statement;

                    (iii) Include any material or changed information the  plan of distribution.

             (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

             (3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

       (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada on February 7, 2006.

                                       AGENT ASSIST, INC.



                                        By: /s/ James L. Fitzpatrick
                                            James L. Fitzpatrick
                                            Chief Executive and Financial
                                        Officer
                                        (principal executive officer and
                                        principal accounting and financial
                                        officer)



       In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 2006.


By:  /s/ James L. Fitzpatrick           Chief Executive Officer, Chief
Financial Officer and
               James L. Fitzpatrick     Director (principal executive officer
                                        and principal accounting and financial
                                        officer)




By:   /s/ John Barnhard                 Director
     Josh Barnhard


By:   /s/ Marc DiGrigorio               Director
     Marc DiGrigorio